UNITED STATES
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SCHEDULE 14A

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SmartHeat Inc.
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SmartHeat Inc. issued the following press release on November 9, 2012:

NASDAQ Hearings Panel Denies SmartHeat Appeal of NASDAQ Delisting Determination;
SmartHeat Intends to Appeal to NASDAQ Listing and Hearing Review Council

November 9, 2012, SmartHeat Inc., (NASDAQ:  HEAT; website: www.smartheatinc.com) received notification from the NASDAQ Listing Qualifications Hearings Panel that it affirmed the determination made by the staff of the NASDAQ’s Listing Qualifications Department to delist the company’s shares of common stock from the NASDAQ Stock Market (“NASDAQ”). As a result, the company’s shares of common stock, which were subject to a trading halt since May 30, 2012, have been suspended from the NASDAQ Stock Market effective at the open of business on Friday, November 9, 2012.  The company anticipates that its shares of common stock will be eligible for quotation on the OTCQB.

On May 30, 2012, NASDAQ halted trading in shares of the company’s common stock pending NASDAQ’s request for additional information from the company with respect to the restructuring of our board and management and our entry into a secured revolving credit facility.  We provided NASDAQ with additional information and clarification with respect to these matters, our business operations and financial condition, as requested.

On August 23, 2012, the company received a notice which stated that “the staff has determined to apply more stringent criteria,” to the company and, accordingly, to delist the company’s securities pursuant to the staff’s broad discretionary authority under Listing Rule 5101. The staff in its letter stated that it has concerns “regarding the company’s solvency, viability, operational structure and suitability for listing.”

The company strongly disagrees with the delisting determination made by NASDAQ’s staff and the panel. The company intends to file an appeal of the panel’s determination with the NASDAQ Listing and Hearing Review Council. The appeal will not stay the suspension set for November 9, 2012.

The company’s board of directors urges its stockholders to vote “FOR” all of the proposals to be voted on at the company’s annual meeting to be held in Hong Kong on December 11, 2012, demonstrating their support of the company in its appeal with the listing council.  For further information regarding the proposals to be voted on at the annual meeting, please consult our definitive proxy statement filed with the Securities and Exchange Commission on October 26, 2012, and available at http://www.sec.gov/Archives/edgar/data/1384135/000118518512002316/smartheat-def14a102512.htm and at www.smartheatinc.com.

About SmartHeat Inc.

Founded by James Jun Wang, a former executive at Honeywell China, SmartHeat Inc. (www.smartheatinc.com) is a U.S. company with its primary operations in China. SmartHeat is a market leader in China's clean technology energy savings industry. SmartHeat manufactures heat exchangers, custom plate heat exchanger units (PHE Units), heat meters and heat pumps. SmartHeat's products directly address air pollution problems in China where massive coal burning for cooking and heating is the only source of economical heat energy in China. With broad product applications, SmartHeat's products significantly reduce heating costs, increase energy use and reduce air pollution. SmartHeat's customers include global Fortune 500 companies, municipalities and industrial/residential users. China's heat transfer market is currently estimated at approximately $2.4 billion with double-digit annual growth according to the China Heating Association

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

Contact Corporate Communications:

Ms. Jane Ai, Corporate Secretary
SmartHeat Inc.
Tel: 011-86-24-25363366
Email: info@SmartHeatinc.com